FIRST AMENDMENT TO CREDIT AGREEMENT

         This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of October 28, 1997 by and among HOMEBASE, INC., THE FIRST NATIONAL BANK OF CHICAGO, BANKBOSTON, N.A., WELLS FARGO BANK, N.A. and THE SUMITOMO BANK, LIMITED.

                       RECITALS

                  WHEREAS, the parties hereto are parties to that certain Credit Agreement dated as of July 9, 1997 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"; capitalized terms used but not otherwise defined herein having the definitions provided therefor in the Credit Agreement); and

                  WHEREAS, the parties hereto desire to amend the Credit Agreement on the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Credit Agreement. Subject to the terms and conditions set forth in Section 2 of this Amendment, upon the Effective Date (as hereinafter defined), the Credit Agreement shall be hereby amended as follows:

                  (i) The definition of "EBITR" set forth in Article I of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in its stead:

                           "EBITR" means, for any period, earnings before interest expense, income taxes and Rentals, all determined on a consolidated basis for the Borrower and Subsidiaries; provided, however, there shall be excluded from such calculation a special charge to earnings taken by the Borrower in the third fiscal quarter of 1998 in the aggregate amount of Twenty Seven Million Dollars ($27,000,000) incurred primarily due to the closure of three stores of the Borrower.

                  (ii) Section 2.7 of the Credit Agreement is hereby amended by deleting the fifth sentence of such Section in its entirety and inserting the following in its stead:

                           Notwithstanding anything to the contrary contained herein, the Borrower's Status (i) from the Execution Date until the end of the third fiscal quarter of 1998 of the Borrower shall be Level III Status and
                           (ii) for the fourth fiscal quarter of 1998 and the first, second and third fiscal quarters of 1999 of the Borrower shall be Level IV Status.

                  (iii) Paragraph (d) of Section 6.13 of the Credit Agreement is hereby renumbered to be paragraph (e) and a new paragraph (d) is inserted in
Section 6.13 in its stead which shall read as follows:

                           (d) the sale or other disposition of Inventory having a book value of less than Twelve Million Dollars ($12,000,000) in the aggregate, which sale or disposition was made due to the closure of up to three stores of the Borrower.

2. Conditions. The effectiveness of the amendments stated in this Amendment is subject to on or prior to the date hereof, that the following conditions shall have been satisfied in a manner, and in form and substance, as the case may be, reasonably acceptable to Lenders:

                  (i) Amendment. This Amendment shall have been duly executed by all parties hereto and delivered to Agent.

                  (ii) No Default. No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing.

                  (iii) Warranties and Representations. The warranties and representations of the Borrower contained in this Amendment, the Credit Agreement, as amended hereby, and the other Loan Documents shall be true and correct as of the date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date, in which case such warranties and representations shall have been true and correct as of such earlier date.

                  (iv) Work Fee. The Borrower shall have paid to the Agent, for the ratable account of the Lenders in accordance with their Percentages, a fee in the aggregate amount of Sixty Two Thousand Five Hundred Dollars ($62,500).

                  (v) Reaffirmation of Guaranty. Each Real Estate Subsidiary and Operating Subsidiary shall have executed the Reaffirmation of Guaranty in the form of Exhibit A hereto.

The date on which all of the above events have occurred is the "Effective Date". If the Effective Date has not occurred by October 31, 1997, this Amendment shall be of no force and effect.

3. Collateralization. Notwithstanding this Amendment, and effective upon the effectiveness of the Amendment, the parties hereto agree that the Collateralization Date (as defined in the Credit Agreement) shall have occurred. The Borrower agrees, at its expense, to execute, acknowledge and deliver and take such further action, including without limitation, the delivery of opinions of counsel and establishing an appropriate reserve in the Borrowing Base, as reasonably requested by the Agent to assure, preserve, protect and perfect the first priority, perfected security interest granted by the Loan Documents and the practical ability to obtain and enforce the rights and remedies created thereby. Failure to comply with this covenant shall be considered a Default under the Credit Agreement if not remedied within 20 days after written notice from the Agent.

4. Continuing Credits. Notwithstanding this Amendment, the Loans owing to Lenders by Borrower under the Credit Agreement that remain outstanding as of the date hereof shall constitute continuing Obligations of the Borrower under the Credit Agreement and this Amendment shall not be deemed to evidence or result in a novation, or a repayment or reborrowing, of such Loans.

5.       Miscellaneous.

         (a)  Captions.   Section  captions  used  in  this  Amendment  are  for
convenience only, and shall not affect the construction of this Amendment.

         (b) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

         (c) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         (d) Successors and Assigns. This Amendment shall be binding upon, and shall inure to the sole benefit of the Borrower, Agent and Lenders, and their respective successors and assigns.

         (e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

         (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation of the Credit Agreement; instead, it is the express intention of the parties hereto to reaffirm the Obligations created under the Credit Agreement which is evidenced by the Notes. The Credit Agreement, as amended hereby, and each of the other Loan Documents remain in full force and effect.

         (g) Costs and Expenses.  Borrower affirms and acknowledges that Section
9.7 of the Credit Agreement applies to this Amendment and the transactions and agreements and documents contemplated hereunder.

5. Representations and Warranties. The Borrower represents and warrants to Agent and Lenders that the execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder approval) of the Borrower, do not require any governmental approvals, consents or filings and do not and will not contravene or conflict with any provision of law applicable to the Borrower, the certificate of incorporation or bylaws of the Borrower or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon the Borrower, and this Amendment, the Credit Agreement, as amended hereby, and each Loan Document is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and that the conditions set forth in Sections 2(ii) and (iii) hereof are true, correct and complete as of the Effective Date.

                                              [signature pages follow]

         IN WITNESS WHEREOF, this First Amendment to Credit Agreement has been duly executed and delivered as of the day and year first above written.

                     HOMEBASE, INC.

                       By:________________________________

                       Print Name: _________________________

                       Title: ______________________________

                       3345 Michelson Drive
                       Irving, California 92715
                       Phone: (714) 442-5000
                       Fax:   (714) 442-5127




                       THE FIRST NATIONAL BANK OF CHICAGO,
                       Individually and as Agent

                       By:________________________________

                       Print Name: _________________________

                       Title: ______________________________

                       One First National Plaza
                       Chicago, Illinois  60670
                       Phone:  (312) 732-7101
                       Fax:      (312) 732-1117

                       Attention:  John D. Runger, Managing Director


                       BANKBOSTON, N.A.,
                       Individually and as Syndication Agent

                       By: _________________________

                       Print Name: Linda Thomas
                       Title: Managing Director
                       100 Federal Street
                       Mail Stop 01-09-05
                       Boston, Massachusetts 02110
                       Phone: (617) 434-7000
                       Fax:      (617) 434-0816

                       WELLS FARGO BANK, N.A.
                       Individually and as Documentation Agent

                       By:

                       Print Name: Kathleen Barnes
                       Title: Vice President

                       By:_______________________________

                       Name:_____________________________

                       Title:______________________________
                       707 Wilshire Boulevard, 16th Floor
                       MAC 2818-163
                       Los Angeles, California 90017
                       Phone: (213) 614-7782
                       Fax:     (213) 614-2569

                       THE SUMITOMO BANK, LIMITED

                       By:

                       Print Name:__________________

                       Title:


                       By:

                       Print Name:__________________

                       Title:

                                    EXHIBIT A


                            REAFFIRMATION OF GUARANTY


                  Each of the undersigned acknowledges receipt of a copy of the First Amendment to the Credit Agreement (the "Amendment") dated as of October 28, 1997, consents to such amendment, and each of the transactions referenced therein and hereby reaffirms its obligations under the Subsidiary Guaranty dated as of July 9, 1997 in favor of The First National Bank of Chicago, as Agent, and the Lenders (as defined in the Amendment).


Dated as of October 28, 1997

                                                     [GUARANTOR]


                                                     By:

                                                     Title: